Exhibit 10.22

RESTRICTED STOCK GRANT NOTICE

UNDER THE

FIRST DATA CORPORATION

2015 OMNIBUS INCENTIVE PLAN

First Data Corporation (the “Company”), pursuant to its 2015 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), hereby grants to the Participant set forth below the number of shares of Restricted Stock set forth below. The shares of Restricted Stock granted hereunder are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein or in the Restricted Stock Agreement shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[Insert Date of Grant]

Number of Shares of Time-Vesting Restricted Stock:	[Insert No. of Shares of Time-Vesting Restricted Stock Granted], subject to adjustment as set forth in the Plan (the “Time-Vesting Restricted Stock”).

Number of Shares of Performance-Vesting Restricted Stock:	[Insert No. of Shares of Performance-Vesting Restricted Stock Granted], subject to adjustment as set forth in the Plan (the “Performance-Vesting Restricted Stock”).

Vesting Schedule:	Provided that the Participant has not undergone a Termination at the time of each applicable vesting date, twenty-five percent (25%) of the shares of Time-Vesting Restricted Stock (rounded down to the nearest whole share) shall vest on each of December 31, 2017, December 31, 2018, December 31, 2019 and December 31, 2020 (each such date, a “Time-Vesting Vesting Date”) and the Restricted Period shall expire with respect to a corresponding number of shares of Time-Vesting Restricted Stock.

In the event of a Termination prior to a Time-Vesting Vesting Date, unvested Time-Vesting Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination; provided, however that, in the event of a Termination due to death or Disability, by the Participant for Good Reason or by the Service Recipient without Cause, in each case, prior to the date on which the Time-Vesting Restricted

Stock is fully vested, the unvested Time-Vesting Restricted Stock that would have vested on the next Time-Vesting Vesting Date shall vest pro-rata as of such date of Termination as determined by multiplying the number of shares of Time-Vesting Restricted Stock that would have vested on such next Time-Vesting Vesting Date by a fraction, the numerator of which corresponds to the number of completed months of employment since the Time-Vesting Vesting Date immediately preceding the date of the Participant’s Termination and the denominator of which is 12 (the “Time Pro Rata Fraction”) and the Restricted Period shall expire with respect to a corresponding number of shares of Time-Vesting Restricted Stock. For the avoidance of doubt, the numerator of the Time Pro Rata Fraction shall in all cases be a whole number.

Provided that the Participant has not undergone a Termination at the time of the applicable vesting event, one hundred percent (100%) of the shares of Performance-Vesting Restricted Stock shall vest on the date immediately following the date on which the closing trading price of a share of Common Stock on the NYSE or other such primary exchange on which the Common Stock is listed and traded has equaled or exceeded $[ ] for ten (10) consecutive trading days (such date, the “Performance-Vesting Vesting Date”) and the Restricted Period shall expire with respect to such shares of Performance-Vesting Restricted Stock. In the event of a Termination prior to the Performance-Vesting Vesting Date, unvested Performance-Vesting Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

Notwithstanding the foregoing, in the event of a Change in Control that occurs prior to the Participant’s Termination:

(1) the Time-Vesting Restricted Stock, to the extent not then vested or previously forfeited or cancelled, shall become fully vested and the Restricted Period shall expire with respect to such shares of Time-Vesting Restricted Stock; and

(2) the Performance-Vesting Restricted Stock, to the extent not then vested or previously forfeited or cancelled, shall become fully vested if the consideration received by holders of Common Stock in cash or marketable securities (which shall be valued on the date of such Change in Control) in such Change in Control transaction equals or exceeds [●] and the Restricted Period shall expire with respect to such shares of Performance-Vesting Restricted Stock. To the extent the Performance-Vesting

Restricted Stock does not vest as a result of a Change in Control, such unvested Performance-Vesting Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Change in Control.

*            *             *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF SHARES OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN.

This Restricted Stock Grant Notice may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

FIRST DATA CORPORATION	PARTICIPANT

By:
Title:

[Signature Page to Restricted Stock Award]

RESTRICTED STOCK AGREEMENT

UNDER THE

FIRST DATA CORPORATION

2015 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Agreement (this “Restricted Stock Agreement”) and the First Data Corporation 2015 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), First Data Corporation (the “Company”) and the Participant agree as follows.

1. Definitions. Whenever the following terms are used in this Restricted Stock Agreement or the Grant Notice, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the meanings as set forth in the Plan or in the Grant Notice, as applicable.

(a) Cause. The term “Cause” shall have the meaning ascribed to it in any employment, severance or change in control agreement between the Participant and the Service Recipient, or, in the absence of any such agreement (or the absence of any definition of “Cause” therein), “Cause” shall mean (1) the Participant’s continued failure to substantially perform the Participant’s duties with the Company or any other Service Recipient (other than as a result of total or partial incapacity due to physical or mental illness) for a period of ten (10) days following written notice by the Company to the Participant of such failure, (2) the Participant’s conviction of, or plea of nolo contendere to, a crime constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, (3) the Participant’s willful malfeasance or willful misconduct in connection with the Participant’s duties with the Company or any other Service Recipient or any willful misrepresentation, willful act or willful omission which is injurious to the financial condition or business reputation of the Company or any of its Affiliates, or (4) the Participant’s material breach of Section 6 hereof. For purposes hereof, no act, or failure to act, by the Participant will be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief the Participant’s act, or failure to act, was in the best interest of the Company, and under no circumstances will the failure to meet performance targets, after a good faith attempt to do so, in and of itself constitute Cause.

(b) Confidential Information. The term “Confidential Information” shall mean any data or information and documentation (including such that is received by third parties) which is competitively sensitive or commercially valuable and not generally known to the public, including, but not limited to: (1) financial, supply and service; (2) data or information on customers/customers, suppliers, consumers or employees, including personnel data and customer lists, relationships, profiles; (3) marketing and product information, including products planning, marketing strategies, marketing results, forecasts or strategies, plans, finance, operations, reports, data, sales estimates, business plans, and internal performance results relating to the past, present or future business activities, clients and suppliers; and (4) any scientific or technical information, design, process, procedure, formula, or improvement, computer software, object code, source code, specifications, inventions, systems information, whether or not patentable or copyrightable and that is not otherwise a Trade Secret.

(c) Good Reason. The term “Good Reason” shall have the meaning ascribed to it in any employment, agreement between the Participant and the Service Recipient, or, in the absence of any such agreement (or the absence of any definition of “Good Reason” therein), “Good Reason” shall mean (1) a material reduction in the Participant’s base salary or the Participant’s annual incentive compensation opportunity that results in a material reduction in the Participant’s total compensation opportunity (other than a general reduction in base salary or annual incentive compensation opportunities that affects all members of senior management of the Company and its subsidiaries equally); (2) a relocation of the

Participant’s primary workplace by more than fifty (50) miles from the current workplace; or (3) a substantial reduction in or demotion of the Participant’s duties, responsibilities or title (other than (x) a change in title that is the result of a broad restructuring of the Company’s or the applicable Service Recipient’s titling of officers; or (y) a change in reporting relationship); in each case other than any isolated, insubstantial and inadvertent failure by the Company or the applicable Service Recipient that is not in bad faith and is cured within thirty (30) business days after the Participant gives the Company notice of such event; provided that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.

2. Grant of Shares of Restricted Stock. Subject to the terms and conditions set forth herein, in the Grant Notice and in the Plan, for good and valuable consideration, the Company hereby grants to the Participant the number of shares of Restricted Stock provided in the Grant Notice. The Company may make one or more additional grants of shares of Restricted Stock to the Participant under this Restricted Stock Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional shares of Restricted Stock hereunder and makes no implied promise to grant additional shares of Restricted Stock.

3. Vesting. Subject to the conditions contained herein and in the Plan, the shares of Restricted Stock granted hereunder shall vest and the restrictions on such shares of Restricted Stock shall lapse as provided for in the Grant Notice. With respect to any share of Restricted Stock, the period of time that such share of Restricted Stock remains subject to vesting shall be its Restricted Period.

4. Stock Certificates and Book Entry; Escrow or Similar Arrangement; Issuance of Shares of Restricted Stock. The provisions of Sections 9(b) and 9(d)(1) of the Plan are incorporated herein by reference and made a part hereof.

5. Non-Transferability. The shares of Restricted Stock are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Whenever the word “Participant” is used in any provision of this Restricted Stock Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators or the person or persons to whom the shares of Restricted Stock may be transferred by will or by the laws of descent and distribution in accordance with Section 14 of the Plan, the word “Participant” shall be deemed to include such person or persons. Except as otherwise provided herein, no assignment or transfer of the shares of Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the shares of Restricted Stock shall terminate and become of no further effect.

6. Confidential Information; Covenant Not to Compete; Covenant Not to Solicit; Clawback/Forfeiture.

(a) In consideration of the Company granting the Participant the shares of Restricted Stock set forth on the Grant Notice and entering into this Restricted Stock Agreement with the Participant, the Participant shall not, directly or indirectly:

(1) at any time during or after the Participant undergoes a Termination, use, disclose, or disseminate any Confidential Information or Trade Secrets pertaining to the business of the Company or any of its Affiliates. The obligations set forth herein shall not apply to any Confidential Information or Trade Secret which has become generally known to competitors of the Company or any of its Affiliates through no act or omission of the Participant and nothing in this Restricted Stock Agreement shall prohibit or impede the Participant from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law, and provided further that under no circumstance is the Participant authorized to disclose any information covered by the Company’s or its Affiliates’ attorney-client privilege or attorney work product or Trade Secrets without prior written consent of the Board or its designee;

(2) at any time during the Participant’s employment with the Company or any other Service Recipient and for a period of two (2) years following Termination, directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business that directly or indirectly competes, at the relevant determination date, with the business of the Company or any its Affiliates in any geographic area where the Company or any of its Affiliates manufactures, produces, sells, leases, rents, licenses or otherwise provides products or services;

(3) at any time during the Participant’s employment with the Company or any other Service Recipient and for a period of two years following Termination, directly or indirectly (A) solicit customers or clients of the Company or any of its Affiliates to terminate their relationship with the Company or any of Affiliates or otherwise solicit such customers or clients to compete with any business of the Company or any of its Affiliates or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the Termination employed by the Company or any of its Affiliates;

provided that in each of (2) and (3) above, such restrictions shall not apply with respect to any Affiliate that is not engaged in any business that competes, directly or indirectly, with the Company or any of its Affiliates. If the Participant is bound by any other agreement with the Company or any other Service Provider regarding the use, dissemination or disclosure of Confidential Information or Trade Secrets, the provisions of this Restricted Stock Agreement shall be read in such a way as to further restrict and not to permit any more extensive use, dissemination or disclosure of Confidential Information or Trade Secrets. Notwithstanding the foregoing, for the purposes of Section 6(a)(2), the Participant may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or any of its Affiliates which are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if the Participant (I) is not a controlling Person of, or a member of a group which controls, such Person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b) Notwithstanding Section 6(a) above, if at any time a court holds that the restrictions stated in such section are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Participant’s services are unique and because the Participant has had access to Confidential Information and/or Trade Secrets, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Restricted Stock Agreement. In the event of a breach or threatened breach of this Restricted Stock Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c) Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take any action permitted under the Plan, including: (1) cancel the unvested shares of Restricted Stock; or (2) require that the Participant forfeit any gain realized on the vesting of the Restricted Stock and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Agreement for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all shares of Restricted Stock shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

7. Rights as Stockholder; Legend; Dividends. The provisions of Sections 9(b) and 9(e) of the Plan are incorporated herein by reference and made a part hereof; provided, however, that, the Participant shall not be entitled to accrue or receive dividends payable in respect of shares of unvested Restricted Stock granted hereunder unless and until such shares of Restricted Stock become vested pursuant to the terms set forth in the Grant Notice.

8. Tax Withholding. The provisions of Section 14(d)(1) of the Plan are incorporated herein by reference and made a part hereof. To the extent permitted by the Committee or its designee, in its sole discretion, the Participant shall be permitted to satisfy the Participant’s withholding obligations as provided for in Section 14(d)(2) of the Plan.

9. Notice. Every notice or other communication relating to this Restricted Stock Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10. No Right to Continued Service. Neither the Plan nor this Restricted Stock Agreement nor the granting of the Restricted Stock evidenced hereby shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any other Service Recipient. Further, the Company or the applicable Service Recipient may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Restricted Stock Agreement, except as otherwise expressly provided herein.

11. Binding Effect. This Restricted Stock Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Waiver and Amendments. Subject to Section 13(b) of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Restricted Stock Agreement, prospectively or retroactively (including after the Participant’s Termination); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Participant hereunder shall not to that extent be effective without the consent of the Participant. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13. Governing Law; Arbitration. This Restricted Stock Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. In the event of any controversy among the parties hereto arising out of, or relating to, this Restricted Stock Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place in New York, New York. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Participant acknowledges and agrees that the Company and its Affiliates shall be entitled to seek and receive injunctive or other relief in a court of competent jurisdiction in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 6(a) of this Restricted Stock Agreement. In the event of any arbitration or other disputes with regard to this Restricted Stock Agreement or any other document or agreement referred to herein, each party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

14. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Agreement, the Plan shall govern and control.

15. Imposition of Other Requirements. The Company reserves the right to impose any other requirements on the Participant’s participation in the Plan, on the Restricted Stock granted hereunder and on any shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

16. Entire Agreement. This Restricted Stock Agreement, the Grant Notice and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock granted hereunder. This Restricted Stock Agreement, the Grant Notice and the Plan supersede any prior agreements, commitments or negotiations concerning the Restricted Stock granted hereunder.

9